Exhibit 99.1

FOR IMMEDIATE RELEASE	For more information, contact:
Thomas F. Rose
Chief Financial Officer

Wendy Crites Wacker, APR
Corporate Communications

Phone (386) 418-8888

RTI BIOLOGICS ENTERS INTO $11.75 MILLION IN FINANCING AGREEMENTS

ALACHUA, Fla., (Feb. 2, 2009) – RTI Biologics, Inc. (RTI) (Nasdaq: RTIX), the Florida-based processor of orthopedic, dental, surgical specialties and other biologic implants, announced today that it has signed new financing agreements with Mercantile Bank, a division of Carolina First Bank.

The new financing agreements consist of a $1.75 million term loan and a $10.0 million line of credit facility. The loans bear interest at LIBOR plus 2.5 to 3.25 percent and are secured by accounts receivable and inventory in the United States.

“We are pleased that our company is able to enter into this agreement with Mercantile Bank in this environment with favorable terms,” said Thomas F. Rose, RTI’s executive vice president and chief financial officer. “This financing agreement effectively replaces our prior line of credit, and it will serve to supplement our working capital.”

About RTI Biologics Inc.

RTI Biologics, Inc. is the leading provider of sterile biological implants for surgeries around the world with a commitment to advancing science, safety and innovation. RTI prepares human donated tissue and bovine tissue for transplantation through extensive testing and screening, precision shaping and proprietary, validated sterilization processes. These allograft and xenograft implants are used in orthopedic, dental, hernia and other specialty surgeries.

RTI’s innovations continuously raise the bar of science and safety for biologics—from being the first company to offer precision-tooled bone implants and assembled technology to maximize each gift of donation, to inventing fully validated sterilization processes that include viral inactivation steps. Two such processes, the BioCleanse® Tissue Sterilization Process and the Tutoplast® process, sterilize tissue, are clinically successful and are scientifically proven to eliminate donor-to-recipient disease transmission risk while preserving tissue strength and biocompatibility. These processes have a proven record of more than two million implants distributed with zero incidence of infection. In addition, RTI pastes are sterilized through the demineralization process, a validated viral inactivation step.

The company is leading the evolution of biologics once again by offering a bovine based biological matrix, providing surgeons an expanded supply of safe, sterile tissue for their patients.

RTI’s worldwide corporate headquarters are located in Alachua, Fla., with international facilities in Neunkirchen, Germany, and Aix-en-Provence, France. The company is accredited by the American Association of Tissue Banks.

Forward Looking Statement

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include but are not limited to statements about the expected benefits of the business combination involving RTI and Tutogen, including potential synergies and cost savings, future financial and operating results, and the combined company’s plans and objectives. In addition, except for historical information, any statements made in this communication about anticipated financial results, growth rates, new product introductions, future operational improvements and results, regulatory approvals or changes to agreements with distributors also are forward-looking statements. Forward-looking statements are subject to risks and uncertainties, including the ability of RTI to integrate its business successfully and to realize the expected synergies and cost savings from the merger and the risks described in public filings on file with the Securities and Exchange Commission (SEC). Actual results may differ materially from anticipated results reflected in these forward-looking statements. Copies of the company’s SEC filings may be obtained by contacting the company or the SEC or by visiting RTI’s Web site at www.rtix.com or the SEC’s Web site at www.sec.gov.

###